                                                                   EXHIBIT 10.25


             TENTH AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT
                         DATED AS OF SEPTEMBER 30, 1996

         THIS TENTH AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT (the "Tenth Amendment") effective as of the 19th day of February, 2002, by and among MAXCO, INC., a Michigan Corporation ("Borrower") and COMERICA BANK, a Michigan banking corporation ("Bank").

                                   WITNESSETH

         WHEREAS, Borrower and Bank entered into a certain Amended and Restated Loan Agreement dated September 30, 1996, as amended by First Amendment thereto dated as of August 1, 1997, as further amended by Second Amendment thereto dated as of June 24, 1998, as further amended by Third Amendment thereto dated as of September 24, 1998, as further amended by Fourth Amendment thereto dated as of June 22, 1999, as further amended by Fifth Amendment thereto dated as of September 1, 1999, as further amended by Sixth Amendment thereto dated as of July 12, 2000, as further amended by Seventh Amendment dated as of January 11, 2001, as further amended by Eighth Amendment dated as of March 19, 2001; and as further amended by Ninth Amendment dated as of October 1, 2001 (the "Agreement"); and

         WHEREAS, Borrower and Bank now desire to amend the Agreement for the purpose of modifying certain financial and other covenants.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Borrower and the Bank hereby agree as follows:

         1. In Sub-Section 1.1 of Section 1 of the Agreement, the following definitions are hereby deleted in their entirety and replaced by the following:

           "Advance Formula Agreement" shall mean that certain Advance
         Formula Agreement of even date herewith between Borrower and the Bank.

           "Collateral Documents" shall mean the Security Agreements, the Pledge Agreements, the Mortgages, the Grants of Security Interests, and the Financing Statements.

         2. In Sub-section 1.1 of Section 1, the following definitions are added:

                   "Grants of Security Interests" shall mean grants of security interests in Investment Property of Borrower or a Guarantor, including but not limited to membership interests in limited liability companies or partnership interests in partnership entities, in such form as shall be required by the Bank pursuant to this Agreement, which the Borrower and the Guarantors have previously granted or in the future will grant, to the Bank, as to any Investment Property.


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
                  "Investment Property" shall have the meaning ascribed to that term in the Uniform Commercial Code (MCLA 440.1101, et seq.), in effect in the State of Michigan, as the same may be amended from time to time.

         3. Sub-Section 7.7 of Section 7 is hereby deleted in its entirety and is replaced by the following:

            7.7 Guarantee Obligations. Guarantee or otherwise, directly or indirectly, in any way be or become responsible for obligations of any other Person, whether by agreement to purchase the indebtedness of any other Person, agreement for the furnishing of funds to any other Person through the furnishing of goods, supplies or services, by way of stock purchase, capital contribution, advance or loan, for the purpose of paying or discharging (or causing the payment or discharge of) the indebtedness of any other Person, or otherwise, except for (i) the endorsement of negotiable instruments by the Borrower or the Subsidiaries in the ordinary course of business for deposit or collection, (ii) the guaranty by the Borrower of any and all obligations of any Subsidiary wholly-owned by Borrower, (iii) the guaranties by the Borrower listed on Schedule 5.12 of this Agreement; provided that the aggregate dollar amount of all guarantees expressly permitted by (ii) and (iii) of this Sub-Section 7.7 shall not, at any time, exceed $60 Million; provided further that notwithstanding the foregoing, the aggregate dollar amount of all guarantees expressly permitted by (ii) and (iii) of this Sub-Section 7.7. shall not exceed $45 Million at any time beginning April 1, 2002 and thereafter.

         4. Reference is made to Paragraph 19 of the Ninth Amendment to the Amended and Restated Loan Agreement dated as of October 1, 2001 ("Paragraph 19"), which Paragraph 19 is hereby deleted in its entirety and replaced by the following:

            Notwithstanding any provision contained in the Agreement, as amended, to the contrary, it is specifically agreed that, in addition to the other obligations of Borrower under the Agreement and the Notes, Borrower shall undertake and complete the timely sale of those assets, interests and investments listed upon the attached Schedule of Asset Sales/Cash Generation Efforts ("Schedule of Sales"), in accordance with the sale parameters (including range of sale price, approximate dates of sales and percentage of proceeds to be paid to the Bank) set forth in the Schedule of Sales, all of which are by this reference incorporated herein. The Schedule of Sales may be modified only by written agreement of the Bank, which agreement to modify may be withheld in the Bank's sole discretion.

         5. Except as otherwise provided by this Tenth Amendment, neither the extension of this Tenth Amendment by the Bank, nor any other act or omission by the Bank in connection herewith, shall be deemed an express or implied waiver by the Bank of any default under the Agreement.




                      [SIGNATURES APPEAR ON FOLLOWING PAGE]


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
         The Borrower and the Bank have caused this Tenth Amendment to be executed by their duly authorized officers as of the day and year first written above.

                                        MAXCO, INC.


                                        By:   /S/ Vincent Shunsky
                                              ----------------------------------
                                              Vincent Shunsky
                                              Its: Vice President

                                        COMERICA BANK


                                        By:   /S/ David G. Grantham
                                              ----------------------------------
                                        Its:  Vice President
                                              ----------------------------------


         The Undersigned Guarantors hereby acknowledge and consent to the above Tenth Amendment.

Ersco Corporation                       Pak-Sak Industries, Inc.



By:   /S/ Vincent Shunsky               By:   /S/ Vincent Shunsky
      --------------------------              ----------------------------------
      Vincent Shunsky                         Vincent Shunsky
      Its: Treasurer                          Its: Treasurer

                                   Schedule of
                       Asset Sales/Cash Generation Efforts



TRANSACTION
-----------                                                        Range                    Likely       CMA            CMA
                                                          from                 to            Date      % Share (1)      $$
                                                      -------------     -------------   ------------  ---------    -------------
Sale of equity interest in L/M Associates II, and all  $ 6,650,000   -   $13,300,000 *    June  '02       100%      $ 6,650,000 est.
related real estate joint venture entities


Provant, Inc. earn-out                                   2,750,000   -     2,750,000        May '02       100%        2,750,000 est.


Wright Plastics, Inc. Note repayment                       675,000   -       675,000       Aug. '02       100%          675,000 est.
              (one-half of $1.3M note)


Pak-Sak, Inc. sale of the business                       2,000,000   -     3,000,000       June '02       100%        2,500,000 est.
                                                       -----------       -----------                                -----------



                                           Totals:     $12,075,000   -   $19,725,000                                $12,575,000
                                                       ===========       ===========                                ===========






         * Amounts yet to be quantified; Maxco's revised equity interest yet to be quantified; the final amount will be determined based on final disposition of Partner's/Owner's mutually agreed upon equity calculation and the Buyer's due diligence resulting in a final mutually agreed upon sale/purchase price


         (1) 100% of asset/investments sales proceeds to be paid to Comerica and applied first to the Maxco inventory over-formula facility and, second, to the Maxco term debt, until such time as the term debt and over-formula facility are paid in full; thereafter, Maxco may retain all net asset/investments sale proceeds


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